CUSIP No. 148435100                                                EXHIBIT NO. 1

                             JOINT FILING AGREEMENT

     CNF Investments LLC, a Maryland limited liability company, CNF Investments
II, LLC, a Maryland limited liability company, and Robert J. Flanagan, each hereby agrees, in accordance with Rule 13d-1(k) under the Securities Exchange
Act of 1934, that the Schedule 13G filed herewith, and any amendments thereto, relating to the shares of common stock, par value $0.01 of Castle Brands Inc. is and will be jointly filed on behalf of each such person and further agrees that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned hereby execute this Agreement as of the date set forth below.

Dated: February 14, 2008

                                               CNF INVESTMENTS LLC

                                               By: /s/ Robert J. Flanagan
                                                   -----------------------------
                                                   Name: Robert J. Flanagan
                                                   Title: Manager

                                               CNF INVESTMENTS II, LLC

                                               By: /s/ Robert J. Flanagan
                                                   -----------------------------
                                                   Name: Robert J. Flanagan
                                                   Title: Manager

                                                   /s/ Robert J. Flanagan
                                                   -----------------------------
                                                   Robert J. Flanagan